UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported:  January 18, 2010)

COACHMEN INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

INDIANA	1-7160	35-1101097
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

2831 Dexter Drive, Elkhart, Indiana		46514
(Address of Principal Executive Offices)		(Zip Code)

(574) 266-2500
(Registrant’s telephone number,
including area code)

N / A
(Former Name or Former Address,
if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 18, 2010, Mod-U-Kraf Homes, LLC, a subsidiary of Coachmen Industries, Inc. (the “Company”) entered into a contract with a private liberal arts college for the construction of a new residence hall at the college’s campus in Virginia.  The terms of the contract call for the Company to design, build and deliver the project to specifications that will enable the new residence hall, when completed, to qualify for LEED Silver designation.  The total contract price for design, construction, delivery, and finish of the new residence hall is approximately $4.5 million.  Work on the project is to begin immediately, and will be substantially completed by the Company before August 2010.  The Company anticipates that the bulk of the revenue for this project will be recognized by the end of the second quarter of 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COACHMEN INDUSTRIES, INC.

Date:	January 22, 2010	By:	/s/ James T. Holden

James T. Holden, Secretary
Printed Name and Title